Exhibit 99.1

                   POLYONE UPDATES 2006 THIRD-QUARTER OUTLOOK

CLEVELAND, Sept. 27 /PRNewswire-FirstCall/ -- PolyOne Corporation (NYSE:
POL) today updated its outlook for the third quarter ending September
30, 2006.

The following commentary summarizes conditions within the business segments:

     Performance Plastics - Consistent with the caution expressed at the end of the second quarter, demand has softened through the third quarter, especially relative to automotive and vinyl-based building product applications. As a result, PolyOne anticipates that sales and shipments will be approximately 2 percent lower than in the second quarter of 2006. Conversely, year-over-year third-quarter sales and shipments should improve. The Company projects that operating income should decline sequentially and should approximate the third-quarter 2005 level. Also contributing to lower earnings expectations were energy-based raw material and conversion cost increases. Recent declines in energy costs are unlikely to have a material beneficial effect on third-quarter earnings.

     Distribution - Expectations for the Distribution segment are generally in line with the Company's earlier outlook. PolyOne expects sales and shipments to be lower than in the second quarter of 2006. Sales should improve compared with the third quarter of 2005, but the Company expects shipments to be flat to marginally lower, reflecting higher average pricing than a year ago. Operating income should decline sequentially, but should approximate the third-quarter 2005 performance.

     Resin and Intermediates - The Resin and Intermediates earnings outlook is improved compared with the Company's outlook at the end of the second quarter, primarily as a result of less slippage than anticipated in chlorine and caustic soda pricing. On the other hand, the anticipated narrowing of polyvinyl chloride resin spreads appears to be occurring. PolyOne projects that the combined earnings from Oxy Vinyls, LP and SunBelt Chlor-alkali should trend slightly lower sequentially, while improving substantially compared with the third quarter of 2005.

     Other - PolyOne expects adjustments to third-quarter operating and litigation reserves and legal settlements to approach the net benefit realized in the second quarter, consistent with the viewpoint expressed in the Company's earlier outlook. Cash flow is expected to be strong in the third quarter, and full-year 2006 cash flow is projected to substantially exceed the level generated in 2005.

     Third-quarter 2006 Earnings Release and Conference Call

PolyOne will release its third-quarter earnings on Wednesday, November 1, 2006, and will host a conference call at 9:00 a.m. Eastern time on Thursday, November 2, 2006. The conference dial-in number is 866-543-6403 (domestic) or 617-213-8896 (international), passcode 34382861, conference topic: Q3 2006 PolyOne Earnings Conference Call. The replay number is 888-286-8010 (domestic) or 617-801-6888 (international). The conference ID for the replay is 99211401. The call will be broadcast live and then via replay for two weeks on the Company's Web site at www.polyone.com.

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About PolyOne

PolyOne Corporation, with 2005 annual revenues of approximately $2.5 billion, is the world's premier provider of specialized polymer materials, services and solutions. Headquartered in northeast Ohio, PolyOne has operations in North America, Europe, Asia and Australia, and joint ventures in North America and South America. See www.polyone.com for additional information on PolyOne.

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward- looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. In particular, these include statements relating to future actions; prospective changes in raw material costs, product pricing or product demand; future performance, including, without limitation, meeting cash flow goals, receiving cash distributions from equity affiliates and achieving working capital targets; results of current and anticipated market conditions and market strategies; sales efforts; expenses; the outcome of contingencies such as legal proceedings; and financial results. Factors that could cause actual results to differ materially include, but are not limited to:


     - the effect on foreign operations of currency fluctuations, tariffs, nationalization, exchange controls, limitations on foreign investment in local businesses and other political, economic and regulatory risks;

     - changes in U.S., regional or world polymer consumption growth rates affecting PolyOne's markets;

     - changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online in the polyvinyl chloride (PVC), chlor-alkali, vinyl chloride monomer (VCM) or other industries in which PolyOne participates;

     - fluctuations in raw material prices, quality and supply and in energy prices and supply, in particular fluctuations outside the normal range of industry cycles;

     - production outages or material costs associated with scheduled or unscheduled maintenance programs;

     - costs or difficulties and delays related to the operation of joint venture entities;

     - lack of day-to-day operating control, including procurement of raw materials, of equity or joint venture affiliates;

     - partial control over investment decisions and dividend distribution policy of the OxyVinyls partnership and other minority equity holdings of PolyOne;

     - an inability to launch new products and/or services within PolyOne's various businesses;

     -  the possibility of goodwill impairment;

     -  an inability to maintain any required licenses or permits;

     -  an inability to comply with any environmental laws and regulations;

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     -  the cost of compliance with environmental laws and regulations, including any increased cost of complying with new or revised laws and regulations;

     - unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters, including any developments that would require any increase in our costs and/or reserves for such contingencies;

     - an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to cost reductions and employee productivity goals;

     -  a delay or inability to achieve targeted debt level reductions;

     - an inability to access the receivables sale facility as a result of breaching covenants due to not achieving anticipated earnings performance or for any other reason;

     - any poor performance of our pension plan assets and any obligation on our part to fund PolyOne's pension plan;

     - any delay and/or inability to bring the North American Color and Additives Masterbatch and the Engineered Materials product platforms to profitability;

     -  an inability to raise prices or sustain price increases for products;

     - an inability to maintain appropriate relations with unions and employees in certain locations in order to avoid disruptions of business, including the current work stoppage at our Avon Lake, Ohio production facility; and

     - other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation.

We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. Investors should bear this in mind as they consider forward-looking statements.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K provided to the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any list to be a complete set of all potential risks or uncertainties. (Ref. #92706)


SOURCE  PolyOne Corporation
    -0-                             09/27/2006
    /CONTACT: Dennis Cocco, Vice President, Investor Relations & Communications of PolyOne Corporation, +1-440-930-1538/
    /Web site:  http://www.polyone.com/